EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE BOARD OF DIRECTORS OF
NETWORK CN INC.

We consent to the incorporation by reference in the Registration Statement No, 333-141943 on Form S-8 of Network CN Inc. relating to our audit of the consolidated financial statements included in the Annual Report on Form 10-KSB of Network CN Inc. for the years ended December 31, 2007 and 2006.

/s/ Webb & Company, P.A
WEBB & COMPANY, P.A.
Certified Public Accountants

Boynton Beach, Florida
March 12, 2008

1501 Corporate Drive, Suite 150 • Boynton Beach, FL 33426
Telephone: (561) 752-1721 • Fax: (561) 734-8562
www.cpawebb.com